Exhibit 4
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                           EMMET, MARVIN & MARTIN, LLP

                               COUNSELLORS AT LAW

                                                       177 MADISON AVENUE
                             120 BROADWAY         MORRISTOWN, NEW JERSEY 07960
                                                         (973) 538-5600
WRITER'S DIRECT DIAL   NEW YORK, NEW YORK 10271        FAX: (973) 538-6448

                                 -----
                            (212) 238-3000          1351 WASHINGTON BOULEVARD
                                 -----                      2ND FLOOR
                                                STAMFORD, CONNECTICUT 06902-4543
                         FAX: (212) 238-3100             (203) 425-1400
                     http://www.emmetmarvin.com        FAX: (203) 425-1410


                                  May 26, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares, Par Value $0.0001 each, of Netease.com, Inc.
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares, par value $0.0001 each, of Netease.com, Inc. for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This opinion may be used by you as an exhibit to the Registration
Statement.

                                                 Very truly yours,

                                                 /s/ EMMET, MARVIN & MARTIN, LLP
                                                 -------------------------------
                                                 EMMET, MARVIN & MARTIN, LLP